SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549

                             _______________________

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    May 31, 1996


                            LaCrosse Footwear, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                      0-238001                   39-1446816
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                 1319 St. Andrew Street, LaCrosse, Wisconsin 54603 (Address of principal executive offices, including zip code)


                                 (608) 782-3020
                         (Registrant's telephone number)

          The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated June 14, 1996 to provide in its entirety as follows:

   Item 7.     Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

          Independent Auditor's Report

          Financial Statements
               Balance Sheet
               Statement of Operations
               Statement of Stockholders' Equity
               Statement of Cash Flows

          Summary of Significant Accounting Policies

          Notes to Financial Statements

   Board of Directors
   Rainfair, Inc.
   Racine, Wisconsin

                          Independent Auditor's Report

   We have audited the accompanying balance sheet of Rainfair, Inc. as of April 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rainfair, Inc. as of April 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

   As discussed in Note 11, the Company changed its method of accounting for post-retirement health care benefits.

   As discussed in Note 12 to the financial statements, subsequent to April 30, 1996, the Company has announced its intentions to sell all operating assets and liabilities of Rainfair, Inc. to a joint venture owned by its current owner and LaCrosse Footwear, Inc. This subsequent event is not reflected in the accompanying financial statements.


   /s/ CLIFTON, GUNDERSON & CO.

   Racine, Wisconsin
   May 24, 1996

                                 RAINFAIR, INC.
                                  BALANCE SHEET
                                 April 30, 1996


                                     ASSETS

   CURRENT ASSETS

        Cash                                                  $     2,382
        Accounts receivable, less allowance for doubtful
           accounts of $100,000                                 2,837,641
        Inventories                                             5,994,010
        Prepaid expenses                                           93,898
        Current portion of deferred income taxes                   82,000
                                                                ---------
                      Total current assets                      9,009,931
                                                                ---------
   PROPERTY AND EQUIPMENT

        Buildings and improvements                                659,564
        Machinery and equipment                                   727,457
        Furniture and fixtures                                    492,519
                                                                  -------
                      Total, at cost                            1,879,540
        Less accumulated depreciation                           1,220,888
                                                                ---------
                      Total property and equipment                658,652
                                                                ---------

   OTHER ASSETS

        Unamortized pension cost                                   78,517
        Deferred income taxes, less current portion above         161,000
                                                                ---------
                      Total other assets                          239,517
                                                                ---------


   TOTAL ASSETS                                               $ 9,908,100
                                                                =========

                                                                  STATEMENT 1


                      LIABILITIES AND STOCKHOLDERS' EQUITY


   CURRENT LIABILITIES

        Note payable to bank                                   $6,445,677
        Note payable to stockholder                               275,000
        Current maturities of long-term debt                       92,707
        Accounts payable                                          983,470
        Accrued liabilities
            Payroll and related taxes                             145,271
            Other                                                 173,261
            Income taxes                                           76,241
        Deferred compensation                                      10,855
                                                                ---------
                      Total current liabilities                 8,202,482
                                                                ---------

   LONG-TERM LIABILITIES

        Long-term debt, less current maturities above             817,851
        Unfunded pension liability                                435,043
        Other unfunded post-retirement benefits                    19,982
        Deferred compensation                                      41,166
                                                                ---------
                      Total long-term liabilities               1,314,042
                                                                ---------
                      Total liabilities                         9,516,524
                                                                ---------
   STOCKHOLDERS' EQUITY

        Common stock, no par value; 2,800 shares
            authorized, 2,000 shares issued and
            outstanding                                             2,000
        Retained earnings                                         572,778
                                                                ---------
                                                                  574,778
        Treasury stock, 1,256 shares at cost                     (160,000)
        Excess of additional pension liability
            over unrecognized prior service cost                  (23,202)
                                                                ---------
                      Total stockholders' equity                  391,576
                                                                ---------


   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 9,908,100
                                                               ==========


      These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                  STATEMENT 2


                                 RAINFAIR, INC.
                            STATEMENT OF OPERATIONS
                            Year Ended April 30, 1996


        NET SALES                                             $17,366,159

        COST OF SALES                                          14,009,289
                                                               ----------
                 Gross profit                                   3,356,870

        OPERATING EXPENSES

            Selling                                             1,039,278
            General and administrative                          1,377,950
                                                                ---------
                 Total operating expenses                       2,417,228
                                                                ---------
                 Income from operations                           939,642

        OTHER INCOME (EXPENSE)

            Interest expense                                     (780,918)
            Gain on disposal of assets                              4,444
            Miscellaneous                                           4,503
                                                                ---------
            Income before income taxes                            167,671

        PROVISION FOR INCOME TAXES                                 38,000
                                                                ---------
        NET INCOME                                             $  129,671
                                                                =========


      These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                  STATEMENT 3

                                                           RAINFAIR, INC.
                                                  STATEMENT OF STOCKHOLDERS' EQUITY
                                                      Year Ended April 30, 1996

                                                                                        Unrealized
                                           Common         Retained       Treasury        Pension
                                           Stock          Earnings        Stock            Loss        Total

   BALANCE, BEGINNING OF YEAR              2,000         $443,107      $(160,000)        $(65,018)     $220,089

   Change in excess of additional
       pension liability over
       unrecognized prior service
       cost, net of tax                      -                -             -              41,816        41,816

   Net income                                             129,671           -                -          129,671
                                           -----         --------        -------          -------       -------
   BALANCE, END OF YEAR                    2,000         $572,778      $(160,000)        $(23,202)     $391,576
                                           =====         ========       ========          =======       =======





      These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                  STATEMENT 4


                                 RAINFAIR, INC.
                             STATEMENT OF CASH FLOWS
                            Year Ended April 30, 1996




   CASH FLOWS FROM OPERATING ACTIVITIES

       Net income                                               $ 129,671
       Adjustments to reconcile net income to
           net cash used in operating activities:
           Depreciation and amortization                           72,365
           Deferred income taxes                                  (28,000)
           Allowance for doubtful accounts                         70,000
           Unfunded pension liability                               6,101
           Other unfunded post-retirement benefits                 19,982
           Gain on disposal of assets                              (4,444)
       Changes in operating assets and liabilities:
           Increase in accounts receivable                       (641,808)
           Increase in inventories                               (782,032)
           Increase in prepaid expenses                           (11,805)
           Increase in accounts payable                           155,966
           Increase in accrued liabilities                         24,392
           Decrease in deferred compensation                       (8,630)
                                                                 --------
              Net cash used in operating activities              (998,242)
                                                                 --------

   CASH FLOWS FROM INVESTING ACTIVITIES

       Proceeds from sale of equipment                             11,429
       Purchase of equipment                                      (74,344)
                                                                  -------
              Net cash used in investing activities               (62,915)
                                                                  -------
   CASH FLOWS FROM FINANCING ACTIVITIES

       Proceeds from borrowings                                18,426,557
       Principal payments on borrowings                       (17,208,265)
       Decrease in cash management draw                          (154,753)
                                                               ----------
              Net cash provided by financing
                activities                                      1,063,539
                                                                ---------

   NET INCREASE IN CASH                                             2,382

   CASH, BEGINNING OF YEAR                                           -
                                                                 --------
   CASH, END OF YEAR
                                                                $   2,382
                                                                 ========




      These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                 RAINFAIR, INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                 April 30, 1996

   Rainfair, Inc. was incorporated on March 27, 1984 in the State of Wisconsin. The Company manufactures protective clothing and imports boots and clothing for the industrial and consumer markets and grants credit to its customers, substantially all of whom are in the United States. The Company's fiscal year end is April 30. The significant accounting policies followed by the Company are presented below:


   USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


   INVENTORIES

   Inventories are stated at the lower of cost or market, with cost determined on a last-in, first-out (LIFO) basis.


   PROPERTY AND EQUIPMENT

   Property and equipment are carried at cost. Maintenance and repairs, including the replacement of minor items, are expensed as incurred, and major additions to property and equipment are capitalized.

   Depreciation is provided by the Company on both the straight-line and accelerated methods over the estimated useful lives of the related assets after allowing for estimated salvage value on selected assets.


   INCOME TAXES

   Current tax liabilities or assets are recognized for the estimated taxes payable or refundable on tax returns for the current year. Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years' tax returns. Deferred tax assets are recognized for temporary differences that will be deductible in future years' tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.


   PENSION EXPENSE

   The Company's funded pension plan expense includes the normal cost plus amortization of prior service costs over a 30-year period.

   The Company annually provides for its unfunded pension plan expense by calculating an estimated amount utilizing certain actuarial assumptions.



                     This information is an integral part of
                     the accompanying financial statements.

                                 RAINFAIR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 April 30, 1996


   NOTE 1 - INVENTORIES

   Raw materials                                               $  830,111
   Work in process                                                130,151
   Finished goods                                               7,233,415
                                                                ---------
                                                                8,193,677
   Less adjustment to LIFO basis                                2,199,667
                                                                ---------
           Total                                               $5,994,010
                                                                =========

   NOTE 2 - DEBT

   Note payable to bank

   At April 30, 1996, the Company had a line-of-credit agreement with a bank which provides a commitment to borrow amounts based on inventory and accounts receivable percentages. $6,445,677 was outstanding at April 30, 1996. In addition, $288,606 in letters-of-credit were outstanding at April 30, 1996. Interest is computed daily at the bank's reference rate plus one and one-quarter percent on the commercial loan (9.5% at April 30, 1996) and is payable monthly. In addition, interest is computed daily on the balance of outstanding letters of credit at a fixed 3% annual rate. The outstanding borrowings are collateralized by accounts receivable, inventories and life insurance policies. This agreement is renewable on an annual basis.

   Note payable to stockholder

   The note payable to stockholder, due January, 1997, secured by assets of the Company, bears interest at 1% over prime (9.25% at April 30, 1996, with interest payable monthly.

   Long-term debt

   Promissory note due in semi-annual payments through
   January, 1999, with interest at 8%.  Secured by
   inventories, accounts receivable, and life
   insurance policies.                                          $  38,572

   Promissory note with interest payable annually at 4%.
   Principal payments which began December, 1995, with final
   payment due December, 2009, secured by a second
   mortgage on real estate and building.                          840,000

   Promissory note, unsecured, due in monthly
   installments through October, 1997, with interest
   at 8.7%                                                         31,986
                                                                  -------
       Total                                                      910,558
   Less current portion                                            92,707
                                                                  -------
   Long-term portion                                             $817,851
                                                                  =======
   Future maturities of long-term debt are as follows:

   Fiscal Year Ending                                              Amount

       1997                                                     $  92,707
       1998                                                        83,973
       1999                                                        73,878
       2000                                                        60,000
       2001                                                        60,000
       Thereafter                                                 540,000
                                                                  -------
           Total                                                $ 910,558
                                                                  =======


   NOTE 3 - PENSION, PROFIT SHARING AND 401(k) SAVINGS PLANS

   The Company has a non-contributory defined benefit pension plan covering all eligible hourly employees. The Company's policy is to fund pension cost within the allowable range that is deductible for Federal income tax purposes.

   The plan's funded status projected to the latest actuarial valuation date is as follows:


                                                                March 31,
                                                                   1996

   Vested benefit obligation                                  $ 1,408,370
   Nonvested benefit obligation                                     1,357
                                                                ---------
       Accumulated benefit obligation                           1,409,727
   Excess of projected benefit obligations over
       accumulated benefit obligation                              -
                                                                ---------
   Projected benefit obligations                                1,409,727
   Plan assets at fair value                                      999,684
                                                                ---------
   Projected benefit obligations in excess
    of plan assets                                                410,043
   Unrecognized net loss                                           38,202
   Unrecognized net transition asset                               78,517
   Additional liability                                          (116,719)
                                                                 --------
       Unfunded accrued pension cost                             $410,043
                                                                 ========


   Net pension cost for the years ended April 30 included the following components:

   Service cost                                                  $  9,154
   Interest cost                                                  108,637
   Actual return on plan assets                                  (152,680)
   Net amortization and deferral                                   94,965
                                                                  -------
       Periodic pension expense                                   $60,076
                                                                  =======


   The expected long-term rate of return on assets was 8% and weighted-average discount rate was 7.56% for 1996.

   The Company also has a non-qualified and unfunded pension plan covering some retired salaried employees. The estimated present value of accumulated plan benefits was $25,000 as of April 30, 1996.

   Pension expense under both pension plans was $66,256 in 1996.

   Employees of the Company covered by a collective bargaining agreement may participate in a 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. The Company makes a matching contribution of $.40 for each dollar of electing employees' deferrals up to a maximum of 5%.

   Employees of the Company that are not covered by collective bargaining agreements may participate in a 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. The Company makes a matching contribution of $.50 for each dollar of electing employees' deferrals up to a maximum of 5%.

   The Company may also make discretionary contributions to the savings and retirement plans. Matching contributions were $27,000 in 1996.


   NOTE 4 - DEFERRED COMPENSATION PLAN

   The Company had an unfunded deferred compensation plan covering certain specified corporate staff and officers. Participant accounts are maintained and credited with accrued interest at the prime rate. Participants may elect to receive payments over no more than ten years. The plan has been discontinued and there will be no additional participants.

   Deferred compensation expense amounted to $4,913 in 1996.

   NOTE 5 - CASH FLOW DISCLOSURES

   Cash paid for interest and income taxes was as follows:


   Interest                                                     $ 767,520
   Income taxes                                                    59,909


   NOTE 6 - ADVERTISING

   Advertising costs are expensed as incurred. Advertising expense totaled $49,947 in 1996.


   NOTE 7 - OPERATING LEASE

   The Company leases its corporate headquarters and principal manufacturing facility from the Company's sole shareholder. The lease term is from April 1, 1989 to November 30, 2004, with an annual rental of approximately $300,000, which will be adjusted at the beginning of the eleventh year to current appraisal value. Rent expense paid under all operating leases totaled $316,405, which includes $300,000 building rent.

   Based on an independent appraisal it received, the Company believes that the annual rent under this lease is no more or less than if it had been with a third party.

   The minimum future lease payments are as follows:

   Fiscal Year Ending                                  Amount
   1997                                              $300,000
   1998                                               300,000
   1999                                               300,000
   2000                                               300,000
   2001                                               300,000
   Thereafter                                       1,075,000
                                                    ---------
       Total                                       $2,575,000
                                                    =========



   NOTE 8 - PROVISION FOR INCOME TAXES

   The sources of deferred tax assets and liabilities and the tax effects of each are as follows:


   Deferred tax assets:
       Allowance for doubtful accounts                      $  40,000
       Deferred compensation                                   20,000
       Accrued pension costs                                  126,000
       Other accrued post-retirement benefits                   8,000
       Unrealized pension loss                                 15,000
       Accrued vacation pay                                     2,000
       Capitalized inventory costs                             34,000
       Manufacturers' sales tax credit carryforwards            7,000
                                                              -------
           Total deferred tax assets                          252,000

   Deferred tax liability:
       Tax over financial statement depreciation                9,000
                                                              -------
   Net deferred tax asset                                    $243,000
                                                              =======

   The net deferred tax asset is presented in the accompanying balance sheet as follows:

   Current deferred tax asset                               $  82,000
   Long-term deferred tax asset                               161,000
                                                              -------
                                                             $243,000
                                                              =======

   The provision for income taxes consists of the following components:


   Current                                                   $ 66,000
   Deferred                                                   (28,000)
                                                              -------
   Total provision for income taxes                          $ 38,000
                                                              =======

   The Company has Wisconsin manufacturers' sales tax credits available for carrying forward to offset future income tax of approximately $7,000, expiring in varying amounts through April 30, 2011.

   The Company's provision for income taxes differed from the tax that would result from applying statutory Federal tax rates to income before income taxes, primarily because of State income taxes, State tax credits utilized and nondeductible expenses.


   NOTE 9 - SIGNIFICANT CONCENTRATIONS

   Generally accepted accounting principles require disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations. These matters include the following:

   Collective Bargaining Arrangements

   Substantially all of the Company's production employees are covered by a collective bargaining agreement which is scheduled to expire July, 1997.

   Major Customers

   The Company derived approximately 21% of net sales in 1996 from one major customer. As of April 30, 1996, the balance due from this customer was approximately 17% of the company's accounts receivable.

   NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The Company's financial instruments consist principally of cash and cash equivalents, trade receivables and payables and notes payable. There are no significant differences between the carrying value and fair value of any of these financial instruments except for the note which bears interest at 4%. The book value of this note is $840,000 and the fair value is estimated at $616,706 at April 30, 1996, based on an interest rate of 9.5%.

   NOTE 11 - POSTRETIREMENT HEALTH BENEFITS

   The Company provides health insurance benefits to certain retirees under an agreement with those individuals when they retired. The Company has recorded the cost of such benefits on a "pay-as-you-go" (cash) basis.

   Financial Accounting Standard No. 106, Employees' Accounting for Postretirement Benefits Other Than Pension, became effective for the Company for the year ended April 30, 1996. This standard requires accrual, during the years that the employee renders the necessary service, of the expected cost of providing those benefits.

   The Company's unfunded liability for future health benefits as of April 1, 1995 was $265,243. As permitted under the standard, the Company has elected a delayed recognition of the unfunded obligation, whereby the transition obligation is amortized on a straight-line basis over the average life expectancy period of the plan participants.

   Disclosures required under FAS No. 106 as of March 31, 1996 are as follows:

                                                         Delayed
                                                        Recognition
   Discount rate                                                   8%
   Health Care Cost trend rates                          10%, 9.5% 6%
       10%, 9.5%...6%

   Accumulated postretirement benefit obligation
       as of March 31, 1996                                 $(258,701)

   Fair value of plan assets                                   -
                                                             --------
   Funded status                                             (258,701)

   Unrecognized obligation at transition                      238,719
   Unrecognized prior service cost                             -
   Unrealized gains and losses                                 -
   Accrued postretirement benefit cost                         19,982

   Net Periodic Postretirement Benefit Cost for 1996

   Service cost                                                -
   Interest cost                                               20,152
   Amortization of unrecognized obligation
      at transition                                            26,524
                                                              -------
       Net Periodic Postretirement Benefit Cost              $ 46,676
                                                              =======

   NOTE 12 - SUBSEQUENT EVENT


   Subsequent to year-end, the Company reached an agreement to sell the operating assets of Rainfair, Inc., subject to its operating liabilities, to a joint venture owned by the Company's majority stockholder and LaCrosse Footwear, Inc. The sales price exceeds the book value of the Company's net assets. The joint venture will continue the business operations of Rainfair, Inc. The sale is expected to be completed May 31, 1996.



                    This information is an integral part of
                     the accompanying financial statements.

          (b)  Pro Forma Financial Information.

                             LACROSSE FOOTWEAR, INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


               The following unaudited pro forma financial information relates to the May 31, 1996 acquisition by a 50% owned subsidiary (the "Subsidiary") of LaCrosse Footwear, Inc. ("LaCrosse") of substantially all of the assets of Rainfair, Inc. ("Rainfair") and the assumption of certain specified liabilities (the "Acquisition"). The Acquisition was accounted for as a purchase. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the December 31, 1995 and March 30, 1996 historical financial statements of both companies. In June, 1996, Rainfair's name was changed and the Subsidiary's name was subsequently changed to Rainfair, Inc.

               The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1995 and the quarter ended March 30, 1996 reflect the historical results of operations of both companies for the year ended December 31, 1995 and quarter ended March 30, 1996 with pro forma acquisition adjustments as if the Acquisition had occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated balance sheet at March 30, 1996 reflects the historical financial position of both companies at March 30, 1996, with pro forma acquisition adjustments as if the Acquisition had occurred on March 30, 1996. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Acquisition, (b) factually supportable, and (c) in the case of certain income statement adjustments, expected to have a continuing impact.

               The unaudited pro forma condensed consolidated financial statements should be read in connection with LaCrosse's Annual Report on Form 10-K for the year ended December 31, 1995, along with the April 30, 1996 financial statements of Rainfair and related notes appearing elsewhere in this Current Report on Form 8-K.

               The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what LaCrosse's and Rainfair's financial position or results of operations as of the dates presented would have been had the Acquisition in fact occurred on such dates or at the beginning of the periods indicated or to project
   LaCrosse's consolidated financial position or results of operations for any future date or period.

                               PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

                                 (In thousands)
                                   (Unaudited)

                                 March 30, 1996

                              LaCrosse             Pro Forma     Pro
          ASSETS              Footwear  Rainfair  Adjustments   Forma
    Current assets:                                 (Note 1)
      Cash and cash
        equivalents              $223         $0           $0     $223
      Accounts receivable      14,080      2,675          (57)  16,698
      Inventories              28,044      6,592        1,858   36,494
      Prepaid expenses          1,860         38            0    1,898
      Deferred tax assets       1,719          0            0    1,719
                               ------      -----        -----   ------
         Total current
          assets               45,926      9,305        1,801   57,032
      Net Property and
          equipment            11,878        665            0   12,543
      Intangibles              13,636          0          518   14,154
      Other assets              1,277        200           49    1,428
                               ------     ------        -----   ------
         Total assets         $72,717    $10,170       $2,270  $85,157
                               ======     ======        =====   ======
    LIABILITIES AND EQUITY
    Current liabilities:
      Current maturities of
        long-term obligations  $1,760       $277        $(277)  $1,760
      Borrowings under
        credit agreement            0      6,939        2,835    9,774
      Accounts payable          3,983        951         (325)   4,609
      Accrued expenses          5,505        371          (11)   5,865
      Dividends payable            29          0            0       29
      Income taxes payable        162         35          (35)     162
                               ------     ------       ------   ------
         Total current
          liabilities          11,439      8,573        2,187   22,199
    Accrued postretirement
      benefit cost              1,359          0            0    1,359
    Accrued pension                 0        312          118      430
    Long-term obligations       4,892        911         (911)   4,892
    Deferred compensation       1,481         53          (53)   1,481
                               ------     ------       ------   ------
         Total liabilities     19,171      9,849        1,341   30,361
                               ======     ======       ======   ======
    Minority interest               0          0        1,250    1,250
    Redeemable preferred
      stock                     1,957          0                 1,957
         Total shareholders'
          equity               51,589        321         (321)  51,589
                               ------     ------      -------  -------
         Total liabilities
          and shareholders'
          equity              $72,717    $10,170       $2,270  $85,157
                              =======    =======       ======  =======

   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                               PRO FORMA CONDENSED
                               STATEMENT OF INCOME

                      (In thousands, except per share data)
                                   (Unaudited)

                          Year Ended December 31, 1995



                               LaCrosse              Pro Forma      Pro
                               Footwear  Rainfair   Adjustments    Forma
                                                     (Note 2)

    Net sales                  $98,571   $16,846         $(470)  $114,947
    Cost of goods sold          72,011    13,459        (1,197)    84,273
                                ------    ------        ------    -------
       Gross profit             26,560     3,387           727     30,674
    Selling and
     administrative expenses    19,898     2,282         1,058     23,238
                                ------    ------        ------     ------
    Operating Income             6,662     1,105          (331)     7,436

    Interest expense            (1,457)     (716)          175     (1,998)
    Miscellaneous income
     (expense)                     266       (78)            5        193
                                ------     -----       -------    -------
    Income before income
     taxes                       5,471       311          (151)     5,631

    Provision for income
     taxes                       2,143        99           (37)     2,205
                                ------   -------       -------     ------
    Net income before
     minority interest           3,328       212          (114)     3,426

    Minority interest in net
     income of subsidiary            0         0            29         29
                                ------    ------        ------    -------
    Net income                  $3,328      $212         ($143     $3,397
                                ======    ======        ======    =======
    Net income available to
     common shareholders        $3,211                             $3,280
                                ======                             ======
    Earnings per common and
     common equivalent share     $0.48                              $0.49
                                 =====                              =====
    Weighted average common
     and common equivalent
     shares outstanding          6,680                              6,680
                                 =====                              =====



   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                               PRO FORMA CONDENSED
                               STATEMENT OF INCOME

                       (In thousands, except per share data)
                                   (Unaudited)

                          Quarter ended March 30, 1996


                                 LaCrosse              Pro Forma      Pro
                                 Footwear   Rainfair  Adjustments    Forma
                                                        (Note 2)

    Net sales                     $22,131    $4,648         $(206)  $26,573
    Cost of goods sold             16,324     3,849          (467)   19,706
                                   ------     -----        ------    ------
        Gross profit                5,807       799           261     6,867
    Selling and administrative
     expenses                       5,253       600           278     6,131
                                    -----     -----        ------    ------
    Operating income                  554       199           (17)      736

    Interest expense                 (180)     (191)           44      (327)
    Miscellaneous income              113         1             1       115
                                    -----    ------        ------    ------
    Income before income taxes        487         9            28       524

    Provision for income taxes        190         1            13       204
                                    -----    ------        ------   -------
    Net income before minority
     interest                         297         8            15       320

    Minority interest in net
     income of subsidiary               0         0             7         7

    Net income                       $297        $8            $8      $313
                                    =====     =====         =====    ======
    Net income available
     to common shareholders          $268                              $284
                                    =====                            ======
    Earnings per common and
     common equivalent share        $0.04                             $0.04
                                    =====                             =====
    Weighted average common
     and common equivalent
     shares outstanding             6,677                             6,677
                                    =====                             =====


   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                        (in thousands except share data)

   NOTE 1

   The pro forma condensed consolidated balance sheet has been prepared to reflect the purchase by a 50% owned subsidiary of LaCrosse of substantially all of the assets and the assumption of certain specified liabilities of Rainfair, Inc. (the "Acquisition"). The assets have been adjusted to their estimated fair value at March 30, 1996. The pro forma adjustments as of March 30, 1996 reflect the following:

     a) The allocation of excess of cost over the fair value of net assets acquired to goodwill.

     b) The restatement of the value of certain assets and liabilities to their estimated fair market value.

     c) The elimination of assets not acquired and liabilities not assumed as part of the acquisition and the elimination of the LIFO reserve.

     d)   The financing for the acquisition.

   NOTE 2

   The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 30, 1996 are based on the financial statements of LaCrosse and Rainfair for the twelve months ended December 31, 1995 and the three months ended March 30, 1996, respectively, after giving effect to the following pro forma adjustments:

     a) Reduction of net sales and cost of sales resulting from the elimination of sales from LaCrosse to Rainfair.

     b) Reclassification of Rainfair's costs to conform with classifications used by LaCrosse Footwear.

     c) Change in operating expenses reflecting reduced depreciation expense, amortization of goodwill based on a useful life of 15 years and increased facility costs reflecting the terms of a new lease agreement for the Subsidiary's facility in Racine, Wisconsin.

     d) Reduced interest expense, primarily due to lower borrowing costs for LaCrosse and the improved capital structure of the Subsidiary.

     e) Provision for income taxes resulting from incremental income using LaCrosse's effective tax rate.

   NOTE 3

   The financial information of the Subsidiary utilized in the pro forma condensed consolidated financial statements has been extracted from the full financial statements of Rainfair. Certain expenses, such as deferred compensation, were not acquired by the Subsidiary and therefore have not been allocated to the Acquisition. Certain expenses, such as interest, have been estimated. Income tax expense has been calculated using LaCrosse's effective tax rate. Similarly, certain assets of Rainfair, such as cash and deferred taxes, and certain liabilities, such as loans, were not acquired by the Subsidiary and are therefore eliminated in the pro forma adjustments.

   NOTE 4

   The purchase price for Rainfair has been allocated to the underlying acquired assets and liabilities based on estimated fair values at the date of the Acquisition. Such estimates may be revised at a later date. A summary of the purchase price allocation is as follows.

     Allocated to:                      (In Thousands)

     Working capital other than cash                        $ 9,670
     Property and equipment                                     659
     Cost in excess of net assets of business acquired          518
                                                            -------
          Purchase price                                    $10,847



          (c)  Exhibits.

          The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              LACROSSE FOOTWEAR, INC.



   Date: August 5, 1996       By:   /s/ Robert J. Sullivan
                                   Robert J. Sullivan
                                   Vice President - Finance and
                                   Administration

                             LACROSSE FOOTWEAR, INC.

                       EXHIBIT INDEX TO FORM 8-K/A REPORT
                               Dated June 14, 1996


                             Exhibit

    (2.1) Asset Purchase Agreement dated May 16, 1996, by and among Rainco, Inc., LaCrosse Footwear, Inc., Rainfair, Inc. and Craig L. Leipold* [Previously filed with this Current Report on Form 8-K]

    (2.2) Shareholders' Agreement dated as of May 31, 1996 by and between Craig L. Leipold, LaCrosse
           Footwear, Inc. and Rainco, Inc. [Previously filed with this Current Report on Form 8-K]

    (23)   Consent of Clifton Gunderson L.L.C.

   _____________

   * The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.